Exhibit 99.1
Rollins, Inc. Announces Launch of Secondary Public Offering of Common Stock
ATLANTA, November 10, 2025/PRNewswire/ -- Rollins, Inc. (NYSE: ROL) (“Rollins” or the “Company”) today announced the commencement of a proposed secondary public offering of $1.0 billion of shares of its common stock (the “Offering”) by LOR, Inc. and Rollins Holding Company, Inc., two of the Company’s existing stockholders (together, the “Selling Stockholders”).
The underwriter will have a 30-day option to purchase up to an additional $150 million of shares of common stock from the Selling Stockholders. Rollins is not selling any shares and will not receive any proceeds from the Offering.
In connection with the Offering, each of the Selling Stockholders is expected to enter into a lock-up agreement for a period of 365 days from the pricing date of the Offering, during which time the Selling Stockholders will be restricted from engaging in certain transactions with respect to their shares of the Company’s common stock.
In addition, subject to the closing of the Offering, the Company intends to repurchase approximately $200 million of the shares of common stock being offered in the Offering at the same per share price to be paid by the underwriter to the Selling Stockholders in the Offering (the “Share Repurchase”). The completion of the Share Repurchase is conditioned on, and is expected to close concurrently with, the closing of the Offering. The closing of the Offering is also conditioned on the completion of the Share Repurchase. The Offering is subject to market and other conditions, and there can be no assurance as to whether or when the Offering may be completed.
Morgan Stanley is acting as sole bookrunner for the Offering.
The Offering is being made pursuant to a shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission (“SEC”) and declared effective by the SEC on June 22, 2023. A preliminary prospectus supplement relating to the Offering will be filed with the SEC. The securities may be offered only by means of a written prospectus, including a prospectus supplement, forming a part of the effective registration statement. When available, copies of the preliminary prospectus supplement and accompanying base prospectus relating to the Offering may be obtained from the SEC at http://www.sec.gov. Alternatively, copies of the preliminary prospectus supplement and the accompanying prospectus relating to the Offering can be obtained, when available, from: Morgan Stanley & Co. LLC, Attn: Prospectus Department, 180 Varick Street 2nd Floor, New York, New York 10014.
This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Rollins, Inc.
Rollins, Inc. (ROL) is a premier global consumer and commercial services company. Through its family of leading brands, the Company and its franchises provide essential pest control services and protection against termite damage, rodents, and insects to more than 2.8 million customers in North America, South America, Europe, Asia, Africa, and Australia, with more than 20,000 employees from more than 800 locations. Rollins is parent to Aardwolf Pestkare, Clark Pest Control, Crane Pest Control, Critter Control, Fox Pest Control, HomeTeam Pest Defense, Industrial Fumigant Company, McCall Service, MissQuito, Northwest Exterminating, OPC Pest Services, Orkin, Orkin Australia, Orkin Canada, PermaTreat, Safeguard, Saela Pest Control, Trutech, Waltham Services, Western Pest Services, and more.
Caution Regarding Forward-Looking Statements
This press release as well as other written or oral statements by the Company may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current opinions, expectations, intentions, beliefs, plans, objectives, assumptions and projections about future events and financial trends affecting the operating results and financial condition of our business. Although we believe that these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Generally, statements that do not relate to historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. The words “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “should,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
These forward-looking statements are based on information available as of the date of this press release, and current expectations, forecasts, and assumptions, and involve a number of judgments, risks and uncertainties. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements including, but not limited to, those set forth in the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and may also be described from time to time in our future reports filed with the SEC.
Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required by law.

Contact
Investor Relations
InvestorRelations@rollins.com
(404) 888-2000
SOURCE Rollins, Inc.